UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004 (October 19, 2004)

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4601 DTC Boulevard, Suite 750 Denver, Colorado	80237-2571
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2004, Apollo Gold Corporation (the “Issuer”) completed the private placement of a US$3,000,000 secured debenture and entered into additional agreements which are described below and in Items 2.03 and 3.02. The information set forth below in Items 2.03 and 3.02 is incorporated by reference herein.

Underwriting Agreement

In connection with the placement of the secured debenture, the Issuer entered into an Underwriting Agreement with Regent Mercantile Bancorp, Inc. (“Bancorp”) on October 19, 2004 (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, Bancorp received a work fee of US$30,000 and an underwriting fee equal to US$300,000. The Underwriting Agreement contains certain covenants that, among other things, the Issuer will not sell or grant any securities of the Issuer for a period of three-months without the prior consent of Bancorp.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement which is attached to this Current Report on Form 8-K as Exhibit 1.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Debenture

On October 19, 2004, the Issuer sold US$3,000,000 of 25% principal amount secured debenture due January 19, 2005 (the “Debenture”) to Regent Securities Capital Corporation (“Regent”). The sale of the Debenture closed on October 19, 2004.

The terms of the Debenture are summarized below:

•    Maturity: The Debenture will mature on January 19, 2005.

•    Interest Payments: The Debenture will accrue interest at the rate of 25% per annum and will be payable quarterly beginning January 19, 2005.

•    Guaranty: The Issuer’s performance under the Debenture is guaranteed by the Issuer’s wholly-owned subsidiary, Apollo Gold, Inc. (“Apollo Sub”), pursuant to a Guaranty in favor of Regent given by Apollo Sub on October 19, 2004 (the “Guaranty”). The performance by Apollo Sub of its obligations under the Guaranty is secured by a first priority security interest in all of Apollo Sub’s assets, other than Apollo Sub’s interest in its wholly owned subsidiary, Florida Canyon Mining, Inc. Apollo Sub's obligations are set forth in a separate Security Agreement between Apollo Sub and Regent entered into on October 19, 2004 (the “Security Agreement”).

•    Ranking: The Debenture is secured by a first priority security interest in all of the assets of the Issuer other than the Issuer’s interest in its Mexico subsidiary, MINERA SOL de ORO S.A. de C.V, and any and all assets related to the Issuer’s Black Fox Property located near Timmins, Ontario, Canada, subordinated only to permitted encumbrances under the Debenture.

•    Covenants: The Debenture contains certain covenants that, among other things, limit the Issuer’s ability to create liens; use assets as security in other transactions; sell certain assets or merge with or into other companies.

•    Events of Default: The Debenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy and insolvency. An event of default under the Debenture will allow Regent to execute on the security under the Debenture and call the Guaranty in the event of default remains uncured.

The information contained in Item 1.01 above and Item 3.02 below is hereby incorporated by reference into this Item 2.03. The foregoing description is qualified in its entirety by reference to the Debenture which is attached to this Current Report on Form 8-K as Exhibit 4.1.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On October 19, 2004, the Company sold the Debenture, described in Item 2.03, to Regent for US$3,000,000 and also provided Regent with a compensation warrant exercisable for 1,000,000 of the Issuer’s common shares (the “Warrant”). The Warrant is exercisable at an initial exercise price of US$0.80 per share. The Issuer relied on Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as the basis for an exemption from registering the sale of the Debenture and the Warrant under the Securities Act. The Debenture and Warrant were sold to a single purchaser outside of the United States.

Pursuant to the Underwriting Agreement described in Item 1.01 above, the common shares to be issued on exercise of the Warrant are required to be registered under the Securities Act within a reasonable time after the issuance of the Warrant.

Information contained in Items 1.01 and 2.03 above is hereby incorporated by reference into this Item 3.02. The foregoing description is qualified in its entirety by reference to the form of Warrant which is attached to this Current Report on Form 8-K as Exhibit 4.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

1.1	Underwriting Agreement between the Issuer and Regent Marcantile Bancorp, Inc.

4.1	Debenture between the Issuer and Regent Securities Capital Corporation

4.2	Form of Compensation Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004

APOLLO GOLD CORPORATION

By:	/s/ R. Llee Chapman
R. Llee Chapman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Underwriting Agreement between the Issuer and Regent Marcantile Bancorp, Inc.
4.1	Debenture between the Issuer and Regent Securities Capital Corporation
4.2	Form of Compensation Warrant